Exhibit 23.2


                     CONSENT OF INDEPENDENT ACCOUNTANTS

 We hereby consent to the use in this Registration Statement on Form S-3 of our report dated July 14, 1999, relating to the financial statements of PP&L Transition Bond Company LLC, which appears in such Registration Statement.


 /s/ PricewaterhouseCoopers LLP
 PricewaterhouseCoopers LLP
 Philadelphia, Pennsylvania
 July 14, 1999